Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in the registration statements (Form S-8 Nos. 333-64836, 333-79409, 333-81639, 2-96887, 33-48831, 33-35810 and 333-57045 and Form S-3 Nos. 333-18629, 333-25849 and 333-25861) of Bowne & Co., Inc. of our report dated December 11, 2002 with respect to the combined financial statements of Berlitz GlobalNet Inc. and affiliated entity as of and for the nine month period ended September 27, 2002, which report appears in this Current Report on Form 8-K/A of Bowne & Co., Inc.

/s/ KPMG LLP

New York, New York
December 11, 2002